Exhibit 99.7

Chartwell Community Services, Inc.

Case No. 02-88570

Reporting Period:  March 31, 2004

Schedule of Cash Receipts and Disbursements

			Payroll CCS Staff	Comerica Sweep Acct 1880863053	Escrow Acct 1880909468	Current Month	Cumulative
	Concentration	Payroll				Actual	Actual

Cash Balance Beginning	$(0)	$(80,720)	$11,379	$(34,973)	$170,260	65,945	$(3,589)

Recepits
Cash sales						—	—
Accounts Receivable	4,318,547					4,318,547	78,701,541
Loans and Advances						—	14,016,451
Sale of Assets						—	—
Other - Cash Transfers from Related Companies		3,883,100	384,865	668,617		4,936,582	71,748,313
Total Receipts	4,318,547	3,883,100	384,865	668,617	—	9,255,130	164,466,306

Disbursements
Net Payroll		(3,886,969)	(389,024)			(4,275,992)	(53,364,363)
Payroll Taxes	—					—	(6,181,505)
Sales, Use and Other Taxes						—	—
Inventory Purchases	—					—	(7,597,573)
Rents and Lease Payments						—	—
Bank Charges						—	(1,077,610)
Administrative & Selling	—			(652,743)		(652,743)	(8,650,829)
Other - Cash Transfers to Related Companies	(4,314,438)					(4,314,438)	(87,465,535)

Professional Fees						—	(24,150)
U.S. Trustee Fees						—	(23,250)
Court Costs						—	—
Total Disbursements	(4,314,438)	(3,886,969)	(389,024)	(652,743)	—	(9,243,173)	(164,384,815)

Net Cash Flow	4,110	(3,869)	(4,158)	15,873	—	11,956	81,491

Cash End of Month	$4,109	$(84,589)	$7,221	$(19,099)	$170,260	$77,902	$77,902

Chartwell Community Services, Inc.

Case #02-88570

CONSOLIDATED STATEMENTS OF INCOME

(Post-Petition)

	For The One Month Ended March 31, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$4,941,629	$78,243,458

Net Revenues	4,941,629	78,243,458

Operating Expenses:
Cost of Services	3,964,035	62,125,103

Gross Margin	977,594	16,118,355
	19.8%	20.6%

General and administrative expenses:
Personnel costs	342,974	5,233,858
Occupancy costs	60,629	1,101,130
Bad debt expense	113,172	376,379
Other	179,418	2,242,154

Total General and Administrative Expenses	696,193	8,953,521

Income from Operations	281,401	7,164,834

Other Expenses (Income):
Interest expense	—	1,773
Depreciation and amortization	9,841	194,140
Other expense (income)	347,043	14,744,576

Other Expenses - Net	356,884	14,940,489

Loss before Reorganization Items	(75,483)	(7,775,655)

Reorganization Items:
Professional fees	(2,983)	—
Other	3,333	60,061

Reorganization Expenses - Net	350	60,061

Loss Before Income Tax Provision	(75,833)	(7,835,716)

Income Tax Provision	—	—

Net Loss	(75,833)	(7,835,716)

Chartwell Community Services, Inc.

Case No. 02-88570

Reporting Period:  March 31, 2004

Balance Sheet

	Book Value @ Current	Book Value @ Petition Date
Assets

Current Assets

Unrestricted Cash and Equivalents	$77,902	$123,589
Accounts Receivable(net)	5,223,956	5,378,310
Inter Company with Related Parties	10,836,997	19,791,662
Prepaid Expenses and Other Current Asseta	39,236	35,891
Total Current Assets	$16,178,091	$25,329,452

Property, Plant and Equipment-net	$150,182	$302,398

Other Assets

Goodwill (net)	$9,700,000	$—
Intangible Asset	17,800,000
Deposits and Other Assets	112,896	99,768
Total Other Assets	$27,612,896	$99,768

Total Assets	$43,941,169	$25,731,618

Liabilities & Equity

Liabilities Not Under Compromise
Accounts Payable	$431,239	$303
Accrued Payroll and Benefit Costs	3,721,903	$97,117
Accrued Other	40,921	5,939
Total Post-Petition Liabilities	$4,194,063	$103,359

Liabilities Under Compromise
Unsecured Debt		$9,150,893
Secured Debt	4,440,268	4,440,268
Accounts Payable	703,386	662,516
Accrued Payroll and Other Liabilities	701,520	4,850,488
Total Pre-Petition Liabilities	$5,845,174	$19,104,165

Total Liabilities	$10,039,237	$19,207,524

Equity
Additional Paid in Capital	$35,218,893	$—
Accumulated (Deficit) Retained Earnings	(1,316,961)	6,524,094
Total Equity	$33,901,932	$6,524,094

Total Liabilities & Equity	$43,941,169	$25,731,618

Chartwell Community Services, Inc.

Case No. 02-88570

Reporting Period:  March 31, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(159,483)	$(82,875)	$(6,032)	$(2,268)	$(250,657)
Accrued Accounts Payable	(180,582)				(180,582)
Accrued Salaries	(3,326,791)				(3,326,791)
Accrued Paid Time Off	(208,822)				(208,822)
Accrued Workers Comp	(7,220)				(7,220)
Accrued Expenses	(15,309)				(15,309)
Accrued Sales Tax	(25,612)				(25,612)
Accrued Payroll Taxes	(179,070)				(179,070)

Total Post Petition Debts	$(4,102,889)	$(82,875)	$(6,032)	$(2,268)	$(4,194,063)

1)              Post Petition Accounts Payable to be paid in future periods based on A/P vendor terms.

2)              Post Petiton Accrued Accounts Payable represent current month expenses which were entered into the A/P system after the current month-end A/P close.  These items will be paid in future periods based on A/P vendor terms.

3)              Post Petition Salaries were paid in April-04 in accordance with established payroll cycle.

4)              Post Petition Paid Time Off will be paid in future payrolls based on elected and approved PTO taken by active employees.

5)              Accrued Workers Compensation will be paid in accordance with financing terms.

6)              Accrued expenses represent expenses which will be paid based on A/P vendor terms.

7)              Accrued estimate for franchise and sales tax to be paid when returns are filed.

8)              Accrued Payroll Taxes were paid in April-04 in accordance with established payroll cycle.

Chartwell Community Services, Inc.

March 31, 2004

Case No.02-88570

Accounts Receivable Reconciliation & Aging

Accounts Receivable Aging Rollforward

Total Accounts Receivable at the beginning of the reporting period	$4,914,527
Add: Amount Billed during the Period	4,934,076
Less : Revenue Adjustments	6,026
Less: Account Receivable Write -offs	(54,738)
Less: Amount Collected during the Period	(4,527,724)
Total Accounts Receivable At End Of Reporting Period	$5,272,166

Accounts Receivable Aging Bucket Analysis

0 - 30 Days Old	$4,934,076
31 - 60 Days Old	209,295
61 - 90 Days Old	31,327
91 + Days Old	97,469
Total Aged Accounts Receivable	$5,272,166

Accounts Receivable Reconciliation To General Ledger

Account Receivable Per Aging Report	$5,272,166
Add: Unbilled Accounts Receivable	83,981
Add: Private Pay Accounts Receivable	21,359
Add: Difference of Accrual vs. Actual Revenue	—
Less: Allowance for Uncollectible Accounts	(153,550)

Total Accounts Receivable Per General Ledger	$5,223,956